Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


            We hereby consent to the use in this Registration Statement on Form S-3 of our report dated May 12, 2003, except for the fourth paragraph of Note 8(a) as to which the date is June 13, 2003, relating to the financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K/A of ATC Healthcare, Inc. for its fiscal year ended February 28, 2005 as filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                                      PricewaterhouseCoopers LLP

Melville, New York
August 3, 2005